INTELGENX CLOSES U.S. $1.2 MILLION PRIVATE PLACEMENT FINANCING

Saint Laurent, Quebec (October 15, 2020) - IntelGenx Technologies Corp. (TSX-V:IGX) (OTCQX:IGXT) (the "Company" or "IntelGenx") announces the closing of an offering by way of private placement (the "Offering") to certain investors in the United States of U.S.$1.2 million principal amount of 8% convertible notes due October 15, 2024 (the "Notes"). The Notes will bear interest at a rate of 8% per annum, payable quarterly, and will be convertible into shares of common stock of the Company (the "Shares") beginning 6 months after their issuance at a price of U.S.$0.18 per Share.

The Company intends to use the proceeds of the Offering for working capital purposes.

In connection with the Offering, the Company paid to an agent a cash commission of approximately U.S.$85,000 in the aggregate and issued non-transferable warrants to the agent (the "Agent's Warrants"), entitling the holder to purchase 482,000  common shares at a price of U.S.$0.18 per Share until October 15, 2022.

The TSX Venture Exchange (the "TSXV") has conditionally approved the listing of the Shares issuable upon conversion of the Notes, as well as the Shares issuable upon exercise of the Agent's Warrants. Listing on the TSXV will be subject to the Company fulfilling all of the listing requirements of the TSXV within 15 days of the closing of the Offering.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction where not permitted by law. Any securities described in this announcement have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and may not be offered or sold in the United States, or to, or for the account or benefit of a "U.S. person" as defined in Regulation S under the U.S. Securities Act, except in transactions exempt from, or not subject to, registration under the U.S. Securities Act and applicable state securities laws.

The Notes were distributed pursuant to the prospectus exemption of section 12 of the Securities Act (Québec) for distribution of securities to persons established outside Québec.

About IntelGenx

IntelGenx is a leading drug delivery company focused on the development and manufacturing of pharmaceutical films.

IntelGenx's superior film technologies, including VersaFilm® and VetaFilm™, as well as its transdermal development and manufacturing capabilities, allow for next generation pharmaceutical products that address unmet medical needs. IntelGenx's innovative product pipeline offers significant benefits to patients and physicians for many therapeutic conditions.

IntelGenx's highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx's state-of-the-art manufacturing facility offers full service by providing lab-scale to pilot- and commercial-scale production. For more information, visit www.intelgenx.com.

Forward-Looking Information and Statements

This document may contain forward-looking information or forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. These statements are statements that are not purely historical and include, but are not limited to, statements about the Company's anticipated use of proceeds of the Offering. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, the factors discussed under the heading "Risk Factors" in the Registration Statement and in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Although the Company believes that the expectations and assumptions on which Forward-Looking Information is based are reasonable, readers of this press release are cautioned not to rely unduly on this Forward-Looking Information since no assurance can be given that they will prove to be correct. The Company does not undertake any obligation to update or revise any Forward-Looking Information, whether as a result of events or circumstances occurring after the date of this press release, unless so required by legislation.

For more information, please contact:

Stephen Kilmer

Investor Relations

(514) 331-7440 ext 232

stephen@intelgenx.com

OR

Andre Godin, CPA, CA

President and CFO

IntelGenx Technologies Corp.

(514) 331-7440 ext 203

andre@intelgenx.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.